Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 21, 2014, with respect to the financial statements of Viper Energy Partners LLC contained in the Prospectus, filed on June 17, 2014, relating to the Registration Statement on Form S-1 (File No. 333-195769), which is incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference of the aforementioned report in the Registration Statement on Form S-8.

/s/ GRANT THORNTON LLP

Oklahoma City, Oklahoma
June 23, 2014